Exhibit 1(A)(3)(c)


             Form of Broker/Dealer Supervisory and Service Agreement



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                                     [LOGO]

AFSG SECURITIES CORPORATION, MEMBER NASD
PRINCIPAL UNDERWRITER FOR WRL VARIABLE
LIFE AND VARIABLE ANNUITY PLANS

                 BROKER-DEALER SUPERVISORY AND SERVICE AGREEMENT

     This Broker-Dealer Supervisory and Service Agreement (the "Agreement") is made this ____ day of __________ ,19__ , by and between Western Reserve Life Assurance Co. of Ohio ("WRL"), AFSG Securities Corporation , formerly known as IDEX Distributors, Inc. , a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), and ("Broker-Dealer"), also a broker-dealer registered with the SEC under the 1934 Act and a member of the NASD, and any and all insurance agency affiliates ("Agencies") of this broker-dealer, (hereinafter Broker/Dealer and Agencies are collectively referred to as "Producers"). Such affiliates are named in the Appendix of this Agreement. The Appendix lists any assumed names used by Broker-Dealer in any state in order to comply with state insurance licensing requirements.

                                    RECITALS

     WHEREAS, WRL offers for sale certain variable life insurance policies and variable annuity contracts (hereinafter referred to as the "Plans");

     WHEREAS, AFSG Securities Corporation is the principal underwriter of the Plans;

     WHEREAS, AFSG Securities Corporation proposes to have Broker-Dealer's registered representatives ("Representatives") who are also licensed and appointed as life insurance agents of WRL solicit and sell the Plans, which are deemed to be securities under the Securities Act of 1933; and

     WHEREAS, WRL and AFSG Securities Corporation propose to have Producers provide certain supervisory and administrative services in connection with the distribution of the Plans.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. APPOINTMENT. WRL and AFSG Securities Corporation hereby appoint Agency under the insurance laws and authorize Broker-Dealer under the securities laws to supervise Representatives in connection with the distribution of the Plans and to provide certain services as described herein.

     2. SUPERVISION OF REPRESENTATIVES. Broker-Dealer shall have full responsibility for the training and supervision of all Representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Plans and all such persons shall be subject to the control of Broker-Dealer with respect to such persons' securities-regulated activities in connection with the Plans. Broker-Dealer will establish rules, procedures and supervisory and inspection techniques necessary to diligently supervise the activities of its Representatives.

         Producers will cause the Representatives to be trained in the sale of the Plans; will use their best efforts to cause such Representatives to qualify under applicable federal and state laws to engage in the sale of the Plans; and will cause such Representatives to be registered representatives of Broker-Dealer before such Representatives engage in the solicitation of applications for the Plans and will cause such Representatives to limit solicitation of applications for the Plans to jurisdictions where WRL has authorized such solicitation. Broker-Dealer has full responsibility in connection with the training, supervision and control of the Representatives as contemplated by Section 15(b)(4)(E) of the Securities Exchange Act of 1934. Broker-Dealer shall certify Representatives' qualifications to the satisfaction of AFSG Securities Corporation, including certifying a General Letter of Recommendation set forth in Exhibit A hereto. Producers shall ensure that the Plans are offered, sold and serviced only through Representatives who comply with all appropriate state insurance licensing requirements.

      Administrative Office P.O. Box 5068 o Clearwater Florida 33758-5068
                            Home Office Columbus, OH
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     3.  REPRESENTATIVE'S APPLICATION. Producers shall cause each such
         Representative to execute a Registered Representative's Agent Application with WRL before a Representative shall be permitted to solicit applications for the sale of the Plans. WRL shall furnish Producers with copies of Registered Representative's Agent Application for execution by the Representatives.

     4. NOTICE OF REPRESENTATIVE'S NONCOMPLIANCE. In the event a Representative fails or refuses to submit to supervision of Broker-Dealer, ceases to be a registered representative of Broker-Dealer, or fails to meet the rules and standards imposed by Producers on their Representatives, Producers shall certify such fact to WRL and shall immediately notify such Representative that he or she is no longer authorized to sell the Plans, and Producers shall take whatever additional action may be necessary to terminate the sales activities of such Representative relating to the Plans.

     5. COMPLIANCE WITH NASD RULES OF FAIR PRACTICE AND FEDERAL AND STATE SECURITY AND INSURANCE LAWS. Producers shall fully comply with the requirements of the 1934 Act and all other applicable federal or state laws applicable to the solicitation and service of the Plans and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities and insurance activities of Representatives. Producers agree to maintain appropriate books and records concerning the activities of their Representatives as required by the SEC, NASD or other regulatory agencies having jurisdiction, or under applicable state insurance laws or regulations. Upon request by WRL or AFSG Securities Corporation, Producers shall furnish such appropriate records as may be necessary to establish such diligent supervision.

     6. PROSPECTUS, SALES PROMOTION MATERIAL AND ADVERTISING. Producers shall be provided with, and Producers shall forward to Representatives, prospectuses relating to the Plans and such other material as AFSG Securities Corporation determines to be necessary or desirable for use in connection with sales of the Plans. Producers shall ensure that no sales promotion materials or advertising related to the Plans shall be used by Representatives unless the specific item has been approved by AFSG Securities Corporation in writing.

     7. APPLICATIONS. Producers shall cause all applications for Plans to be made on application forms supplied by WRL and all payments collected by Producers or any Representative to be remitted promptly in full, together with such application forms and any other documentation, directly to WRL at the address indicated on such application. Producers shall review all such applications for completeness. Checks or money orders in payment on any such Plan shall be drawn to the order of WRL. All applications are subject to acceptance or rejection by WRL at its sole discretion. Producers agree to remit in full to WRL immediately upon receipt all premiums received on such applications, forms and any other required documentation obtained in respect of participants in the Plans.

     8. COMPENSATION. Broker-Dealer or Agency shall serve as Paymaster for amounts due Representatives. Such amounts shall be paid to Broker-Dealer or Agency, whichever is authorized to receive insurance commissions under applicable insurance laws, by WRL acting on behalf of AFSG Securities Corporation in accordance with the Service Fee and Commission Schedule attached hereto as Exhibit C. Broker-Dealer or Agency shall, in turn, pay Representatives amounts due them in connection with the sales of the Plans and Representatives shall solely look to Broker-Dealer or Agency for payment of such amounts. Broker-Dealer or Agency shall be compensated for the services provided hereunder in accordance with the Service Fee and Commission Schedule. Such amounts payable to Representatives and Broker-Dealer or Agency will be paid in cash or other legal tender based upon Plans accepted by WRL on applications obtained by the Representatives. Upon termination of this Agreement, all compensation to Broker-Dealer or Agency and Representatives hereunder shall cease; however, (i) Broker-Dealer or Agency shall continue to be liable for chargebacks pursuant to the provisions of Service Fee and Commission Schedule or for any other amounts advanced by or otherwise due WRL hereunder, and (ii) Broker-Dealer or Agency shall receive any commissions due under such Schedule (continuing or otherwise) arising out of a Plan sold by a Representative prior to termination of this Agreement, provided that the obligation to pay such commissions shall cease after the tenth year following the date of issue of the Plan. Broker-Dealer or Agency shall have no interest in any surrender charges, deductions or other fees payable to WRL.

     9. INVESTIGATIONS. Producers, AFSG Securities Corporation and WRL agree to cooperate fully in any investigation or proceeding with respect to any Representative or other agent or the Producers to the extent that such investigation or proceeding is in connection with the Plans. Without limiting the foregoing:

         a. AFSG Securities Corporation and WRL will promptly notify Producers of any substantive customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by it with respect to Producers or any Representative or other agent of Producers or with respect to AFSG Securities Corporation or WRL which may affect the issuance of the Plans marketed under this Agreement.

         b. Producers will promptly notify AFSG Securities Corporation and WRL of any substantive customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Producers with respect to

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              Producers or to any Representative or other agent of Producers in connection with the Plans or any activity in connection therewith.

         In the case of a substantive customer complaint in connection with the Plans, AFSG Securities Corporation, WRL and Producers will cooperate in investigating such complaint, but any response to such complaint will be the sole responsibility of AFSG Securities Corporation or WRL, as appropriate.

     10. INDEPENDENT CONTRACTORS. Producers in performing their duties hereunder shall be acting as an independent contractors, and not as agents or employees of WRL or AFSG Securities Corporation.

     11. INDEMNIFICATION. Producers shall indemnify and hold harmless AFSG Securities Corporation and WRL from any claims, damages, expenses, liabilities or causes of action, asserted or brought by anyone, resulting from any negligent, fraudulent, or intentional acts, omissions, or errors of Producers, their employees, registered representatives, other representatives, or agents in the offering for sale, solicitation, or servicing of the Plans, and from any negligent, fraudulent, or intentional acts, omissions, or errors of Producers, their employees, registered representatives, other representatives, or agents in violation of Federal or State laws or regulations and NASD rules of any nature, applicable to the offering for sale, solicitation, or servicing of the Plans.

         Broker-Dealer shall assume full responsibility for the activities of all persons associated with it who are engaged directly or indirectly in the sales and securities operations of Broker-Dealer. Broker-Dealer shall indemnify and hold harmless AFSG Securities Corporation and WRL from any claims, damages, expenses, liabilities or causes of action, asserted or brought by anyone, resulting from any private business transactions of any associated persons which are the subject of this paragraph.

         AFSG Securities Corporation and WRL shall indemnify and hold harmless Producers from any claims, damages, expenses, liabilities or causes of action, asserted or brought by anyone, resulting from any negligent, fraudulent, or intentional acts, omissions, or errors of AFSG Securities Corporation or WRL or their employees in the offering for sale, solicitation, or servicing of the Plans, and from any negligent, fraudulent, or intentional acts, omissions, or errors of AFSG Securities Corporation or WRL or their employees in violation of Federal or State laws or regulations and NASD rules of any nature, applicable to the offering for sale, solicitation, or servicing of the Plans.

     12. TERMINATION. AFSG Securities Corporation may terminate this Agreement immediately and without notice if the Broker-Dealer fails to maintain its registration as a Broker-Dealer or a member of the NASD. AFSG Securities Corporation may terminate this Agreement immediately upon providing written notice to Broker-Dealer or Agency if Broker-Dealer or Agency violates this Agreement or fails to perform to AFSG Securities Corporation's satisfaction under the terms and conditions of this Agreement, or if Broker-Dealer or Agency becomes insolvent. AFSG Securities Corporation and Broker-Dealer or Agency shall each have the right, upon thirty days' written notice to the other, to terminate this agreement for whatever reason deemed appropriate by such party. Notwithstanding the termination of this Agreement, AFSG Securities Corporation, Broker-Dealer and Agency acknowledge that each of them shall be individually and respectively liable, responsible and accountable for any and all actions undertaken prior to the effective date of the termination of this Agreement.

     13. FIDELITY BOND. Broker-Dealer shall secure and maintain a fidelity bond in at least the amounts prescribed under Article III, Section 32 of the NASD Rules of Fair Practice. Broker-Dealer shall provide AFSG Securities Corporation with a copy of said bond within thirty days after executing this Agreement.

     14. MISCELLANEOUS. AFSG Securities Corporation and WRL reserve the right, without notice to Producers, to suspend, withdraw, or modify the offering of the Plans or to change the conditions of their offering with respect to anyone. Producers are not authorized to market any Plan until notified by AFSG Securities Corporation or WRL of an effective registration statement therefor with the Securities and Exchange Commission.

         The right is reserved to WRL and AFSG Securities Corporation to contract separately with any employee, representative or agent of Producers in connection with the Plans, provided that the terms of any such contract do not conflict with the provisions of this Agreement. Nothing contained herein shall prevent or restrict (i) WRL or AFSG Securities Corporation from marketing said Plans through other stock brokerage firms, insurance agents and brokers, and through its own organization, or (ii) Producers from acting as agents and/or brokers for other insurance companies, whether or not affiliated with Producers, in any jurisdiction with respect to any insurance or securities product, including securities products similar or identical to those of WRL or AFSG Securities Corporation.

         Any manuals, guides, books, tapes, programs and other materials, if any, developed by AFSG Securities Corporation or WRL, which may be delivered to Producers from time to time will be owned solely by AFSG Securities Corporation or WRL, as the case may be; however, during such time as this Agreement is in effect between the parties hereto, if the Producers elect to do so, Representatives may use any such manuals, guides, books, programs and other materials which

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         may have been delivered to the Producers but may use them solely in the
         Producers' business hereunder, and upon such terms and conditions as AFSG Securities Corporation or WRL may establish at the time of such delivery. Upon termination of this Agreement, such items will be returned promptly to AFSG Securities Corporation.

         Attached hereto as Exhibit B is a list of jurisdictions in which Broker-Dealer or Agency is duly authorized to sell the Plans and receive commissions thereon.

         Certain of the Representatives may, from time to time, request access to certain account information with respect to the Plans (the "Account Information") via downloading of such Account Information to an electronic mailbox which will be accessed by the Representatives through their personal computers. The Account Information will be accessed by the Representatives via software purchased from an outside vendor to whom WRL and AFSG Securities Corporation provide access to the Account Information. In exchange for the cooperation of WRL and AFSG Securities Corporation in providing access to the Account Information for the convenience of the Representatives, Broker-Dealer agrees to assume sole responsibility to oversee and supervise the Representatives in the utilization of such Account Information, including verification of the accuracy of all written material produced by a Representative from the Account Information. Further, Broker-Dealer is solely responsible for ensuring that all NASD, SEC and other regulations are fully complied with by the Representatives in connection with the utilization of and preparation of any written or oral material from, the Account Information. Broker-Dealer shall fully indemnify and hold harmless WRL and AFSG Securities Corporation from any and all claims made against them by any party with respect to the Representatives' use of such Account Information.

         Broker-Dealer agrees to comply with the concepts in WRL's Code of Professional Conduct and agrees to maintain policies and procedures to reasonably assure that its Representatives comply with those concepts.

     15. GOVERNING LAW. This Agreement shall be interpreted in accordance with the laws of the State of Florida. The parties hereto agree that the Circuit Court for Pinellas County, Florida shall have jurisdiction and be the appropriate venue for any required judicial interpretation and enforcement of this Agreement.

     16. BINDING EFFECT. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

     This Agreement shall be effective as of the date it is fully executed by all parties. This Agreement constitutes the entire Agreement between the parties hereto. However, WRL and AFSG Securities Corporation reserve the right to modify the Service Fee and Commission Schedule ("Schedule") under this Agreement by publishing from time to time a revised schedule; such revised schedule will govern only new business applications written on or after the effective date of the revised schedule. WRL and AFSG Securities Corporation further reserve the right to amend from time to time this Agreement, other than its schedule, by providing thirty (30) days written notice to the Broker-Dealer; Broker-Dealer shall be deemed to have accepted all terms and conditions set forth in such amendment if no objections are received in writing by WRL and AFSG Securities Corporation within fifteen (15) days after notification is mailed. This Agreement supersedes in its entirety any and all previous agreements among the parties hereto with respect to the Plans; provided, however, any former agreement shall survive with respect to any Plans offered or sold during the term thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officials thereunto duly authorized, as of the day and year first above written.

         WESTERN RESERVE LIFE
         ASSURANCE CO. OF OHIO              AFSG SECURITIES CORPORATION
         By:                                By:
           --------------------                -------------------------------
         Title:                             Title:
               ----------------                  -----------------------------

                                            BROKER-DEALER

                                            ----------------------------------
                                                  (Name of Broker Dealer)

                                            By:
                                               -------------------------------
                                                        (Signature)

                                            ----------------------------------
                                                   (Print Full Name)

                                            Title:
                                                  ----------------------------

                                            Contact Person:
                                                           -------------------
                                                            (Print Full Name)

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           APPENDIX TO BROKER-DEALER SUPERVISORY AND SERVICE AGREEMENT

     The Agencies herein are affiliates of the Broker-Dealer named in Paragraph 1 of this Agreement.

Broker-Dealer:
               ----------------------------------------------------------------

Affiliate Name:
               ----------------------------------------------------------------

         Federal Tax ID:
                        ------------------------

         States in which this affiliate is insurance licensed: ----------------

         Officers:

                  Name:                          Title:
                       -------------------------       ------------------------

                  Name:                          Title:
                       -------------------------       ------------------------

         Officer's Signature:
                             --------------------------------------------------

Affiliate Name:
               ----------------------------------------------------------------

         Federal Tax ID:
                        ------------------------

         States in which this affiliate is insurance licensed: ----------------

         Officers:

                  Name:                          Title:
                       -------------------------       ------------------------

                  Name:                          Title:
                       -------------------------       ------------------------

         Officer's Signature:
                             --------------------------------------------------

Affiliate Name:
               ----------------------------------------------------------------

         Federal Tax ID:
                        ------------------------

         States in which this affiliate is insurance licensed: ----------------

         Officers:

                  Name:                          Title:
                       -------------------------       ------------------------

                  Name:                          Title:
                       -------------------------       ------------------------

         Officer's Signature:
                             --------------------------------------------------

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           APPENDIX TO BROKER-DEALER SUPERVISORY AND SERVICE AGREEMENT

The Broker-Dealer named in this Agreement has adopted the use of the following assumed names and is doing business under such names in the states listed: 1) as required by State Departments of Insurance for the purpose of obtaining insurance licenses in those states; or 2) in compliance with NASD Rules of Fair Practice Art III, Sec. 35. These are not and cannot be considered to be "Agencies" as defined in Paragraph 1 of this Agreement. Assumed Name ("DBA"):
STATE:

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

Assumed Name ("DBA"):                        STATE:
                     -------------------           ----------------------

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                                    EXHIBIT A

                        GENERAL LETTER OF RECOMMENDATION

BROKER-DEALER hereby certifies to WRL that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of WRL submitted by BROKER-DEALER. BROKER-DEALER will, upon request, forward proof of compliance with same to WRL in a timely manner.

     1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for WRL to hold himself out in good faith to the general public.

     2. We have on file a U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

         The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

     3. We certify that all educational requirements have been met for the specified state each applicant is requesting a license in, and that all such persons have fulfilled the appropriate examination, education and training requirements.

     4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to WRL are those of the applicant and the securities registration is a true copy of the original.

     5. We hereby warrant that the applicant is not applying for a license with WRL in order to place insurance chiefly and solely on his life or property, or lives or property of his relatives, or property or liability of his associates.

     6. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

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                                    EXHIBIT B
                                       TO
                 BROKER-DEALER SUPERVISORY AND SERVICE AGREEMENT

1. The following is a list of jurisdictions in which Broker-Dealer is duly registered or licensed as a dealer or broker and is fully authorized to sell the securities described in the Agreement:

------------------     --------------------     ------------------------

------------------     --------------------     ------------------------

------------------     --------------------     ------------------------

------------------     --------------------     ------------------------

(OR) All states of the United States except:

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2.   Notices permitted or required to be given to Broker-Dealer shall be given to:

                           --------------------------
                                      Name

                           --------------------------
                                     Address

                           --------------------------
                            City, State and Zip Code

                           --------------------------
                                Telephone Number

3.   Broker-Dealer's Taxpayer Identification Number:

                  --------------------------------------------

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